Exhibit 99.1

ARMSTRONG FLOORING ANNOUNCES AMENDMENTS TO ABL AND TERM LOAN FACILITIES; RECEIVES $35 MILLION CAPITAL INFUSION; ANNOUNCES PROCESS FOR SALE OF THE COMPANY AND CONSIDERATION OF OTHER STRATEGIC ALTERNATIVES

LANCASTER, Pa. – December 31, 2021 – Armstrong Flooring, Inc. (NYSE:AFI) a leader in the design and manufacture of innovative flooring solutions, announced it has successfully amended its ABL Credit Facility and Term Loan Facility today. These amendments, which received unanimous support from the Company’s ABL and Term Loan lenders, provide certain covenant modifications under the Company’s ABL and Term Loan facilities through June 30, 2022.

In conjunction with the Term Loan Amendment, Pathlight Capital LP, the Company’s current term loan lender, provided the Company an additional $35 million aggregate principal amount of term loans to give the Company financial flexibility to pursue its operational and strategic goals.

The Company also announced it retained Houlihan Lokey Capital Inc. to assist with a process for the sale of the Company and with the consideration of other strategic alternatives. The Board of Directors of the Company determined this process to be in the best interests of the Company and that a sale of the Company or another strategic transaction are the best means to maximize value for the Company’s stockholders and other stakeholders.

“These credit amendments and additional term loan funding position us well to pursue our strategic initiatives and effectively manage our operations,” said Michel Vermette, President and Chief Executive Officer. “We believe in the value and brand of Armstrong Flooring, and remain firmly committed to our customers, suppliers and employees. We are also grateful for the strong support and partnership from Pathlight and our ABL credit partners as we navigate this unprecedented situation.”

Further information regarding the ABL Amendment, the Term Loan Amendment and related matters will be provided in a Current Report on Form 8-K that the Company expects to file with the U.S. Securities and Exchange Commission on Monday, January 3, 2022.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire beauty wherever your life happens. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring continually builds on its resilient, 150-year legacy by delivering on its mission to create a stronger future for customers through adaptive and inventive solutions. The company safely and responsibly operates seven manufacturing facilities globally, working to provide the highest levels of service, quality, and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking and Cautionary Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated, or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

You are encouraged to carefully review the Current Report on Form 8-K that the Company expects to file with the U.S. Securities and Exchange Commission on Monday, January 3, 2022, as it will contain important information regarding the matters discussed in this press release. In particular, the Form 8-K will contain a discussion of the risks and uncertainties facing the Company in connection with the sale process and consideration of strategic alternatives, the terms of the amendments to the Company’s ABL Credit Facility and Term Loan Facility, the Company’s operational performance, and related matters.

Contact Information

Investors:

Amy Trojanowski

SVP, Chief Financial Officer

ir@armstrongflooring.com

Media:

Alison van Harskamp

Director, Corporate Communications

communications@armstrongflooring.com